SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2003

BROADCOM CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16215 Alton Parkway, Irvine, California 92618
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 450-8700

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

On January 23, 2003 Broadcom Corporation (Nasdaq: BRCM) reported financial results for the fourth fiscal quarter and year ended December 31, 2002. Net revenue for the fourth quarter of 2002 was $295.9 million, an increase of 2.1% from the $290.0 million reported for the third quarter of 2002 and an increase of 30.5% from the $226.8 million reported for the fourth quarter of 2001. Net loss for the fourth quarter of 2002 was $1,758 million, or $6.40 per share (basic and diluted), compared with a net loss of $183.3 million, or $.68 per share (basic and diluted), for the third quarter of 2002, and a net loss of $329.6 million, or $1.27 per share (basic and diluted), for the fourth quarter of 2001. Net loss per share for the fourth quarter of 2002 was based on 274.5 million weighted average shares outstanding (basic and diluted), compared with 270.1 million weighted average shares outstanding (basic and diluted) for the third quarter of 2002 and 259.5 million weighted average shares outstanding (basic and diluted) for the fourth quarter of 2001.

Broadcom recognized several non-recurring and other charges during the fourth quarter of 2002. In the fourth quarter, the company performed the annual impairment review of its goodwill as required by GAAP and recorded a non-cash goodwill impairment charge of $1,241 million. This charge reduced the total carrying value of goodwill on the company's balance sheet as of December 31, 2002 to $1,229 million.

In the fourth quarter, Broadcom recorded restructuring charges of $87.8 million to cover the costs of reduction of facilities, employee severance arrangements and other expenses and charges associated with actions implemented in November 2002 to streamline operations. Approximately $17 million of these charges will result in cash payments in the fourth quarter of 2002 and $23 million over the next seven years.

Broadcom's income tax expense for the fourth quarter included a charge of $281.9 million to establish a 100% valuation allowance against net deferred tax assets. Although reserved under GAAP, these assets remain available for use on Broadcom's future tax returns.

Net revenue for the year ended December 31, 2002 was $1,083 million, an increase of 12.6% from the $961.8 million reported for the year ended December 31, 2001. Net loss for the year ended December 31, 2002 was $2,237 million, or $8.35 per share (basic and diluted), compared with a net loss of $2,742 million, or $10.79 per share (basic and diluted), for the year ended December 31, 2001. Net loss per share for the year ended December 31, 2002 were based on 268.0 million weighted average shares outstanding (basic and diluted), compared with 254.0 million weighted average shares outstanding (basic and diluted) for the year ended December 31, 2001.

Losses in the 2001 periods include charges for the amortization of goodwill and certain intangible assets. Under a change in U.S. accounting standards, beginning with the first quarter of 2002, goodwill and intangible assets that are deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Had this standard been in effect for the 2001 periods, the net loss for the fourth quarter of 2001 would have been $193.3 million, or $.74 per share (basic and diluted), and the net loss for the year ended December 31, 2001 would have been $1,988 million, or $7.83 per share (basic and diluted).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION,
a California corporation

January 24, 2003	By:	/s/ WILLIAM J. RUEHLE

William J. Ruehle
Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ BRUCE E. KIDDOO

Bruce E. Kiddoo
Corporate Controller and Director of Finance
(Principal Accounting Officer)

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2002	2001	2002	2001

Net revenue	$295,945	$226,821	$1,082,948	$961,821
Cost of revenue (1)	165,071	132,385	604,397	557,733

Gross profit	130,874	94,436	478,551	404,088
Operating expense:
Research and development (2) (3)	117,045	109,638	461,804	446,648
Selling, general and administrative (2) (3)	41,827	41,625	165,267	155,448
Stock-based compensation (4)	96,177	127,124	359,790	484,039
Amortization of purchased intangible assets (4)	5,233	7,031	22,387	27,192
Restructuring costs	87,815	—	119,680	34,281
Impairment of goodwill and other intangible assets	1,265,038	—	1,265,038	1,181,649
Amortization of goodwill (4)	—	136,121	—	753,042
In-process research and development (4)	—	—	—	109,710
Litigation settlement costs	—	—	3,000	3,000

Loss from operations	(1,482,261)	(327,103)	(1,918,415)	(2,790,921)
Interest income, net	2,321	4,156	12,183	23,019
Other income (expense), net	2,765	3,361	(32,750)	(30,875)

Loss before income taxes	(1,477,175)	(319,586)	(1,938,982)	(2,798,777)
Provision (benefit) for income taxes	280,656	10,000	297,594	(56,729)

Net loss	$(1,757,831)	$(329,586)	$(2,236,576)	$(2,742,048)

Net loss per share (basic and diluted)	$(6.40)	$(1.27)	$(8.35)	$(10.79)

Weighted average shares (basic and diluted)	274,499	259,471	267,990	254,021

Notes:
(1) Cost of revenue includes the following:
Stock-based compensation expense	$2,995	$3,350	$12,917	$15,901
Amortization of purchased intangible assets	14,613	13,388	56,032	51,741
Payroll tax expense on certain stock option exercises	8	33	48	204

	$17,616	$16,771	$68,997	$67,846

(2) Stock-based compensation expense is excluded from the following:
Research and development expense	$69,800	$88,078	$252,365	$321,571
Selling, general and administrative expense	26,377	39,046	107,425	162,468

	$96,177	$127,124	$359,790	$484,039

Amortization of purchased intangible assets is excluded from the following:
Research and development expense	$4,740	$6,809	$19,566	$26,314
Selling, general and administrative expense	493	222	2,821	878

	$5,233	$7,031	$22,387	$27,192

(3) Employer payroll tax expense on certain stock option exercises is included in the following:
Research and development expense	$82	$239	$460	$1,443
Selling, general and administrative expense	52	177	198	1,034

	$134	$416	$658	$2,477

(4)	Represents non-cash acquisition-related expenses charged to operations.

BROADCOM CORPORATION
Unaudited Condensed GAAP Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2002	2001

ASSETS
Current assets:
Cash and cash equivalents	$389,555	$403,758
Short-term marketable securities	56,031	136,028
Short-term restricted marketable securities	57,117	—
Accounts receivable, net	128,215	65,298
Inventory	46,036	22,267
Deferred taxes	—	13,651
Prepaid expenses and other current assets	44,830	40,840

Total current assets	721,784	681,842
Property and equipment, net	177,557	157,336
Long-term marketable securities	5,067	109,767
Long-term restricted marketable securities	35,137	—
Deferred taxes	—	275,916
Goodwill, net	1,228,603	2,241,632
Purchased intangible assets, net	24,036	97,108
Other assets	23,969	67,808

Total assets	$2,216,153	$3,631,409

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$168,236	$103,032
Wages and related benefits	34,278	35,839
Deferred revenue	15,129	29,495
Accrued liabilities	204,116	134,329
Short-term debt and current portion of long-term debt	112,258	114,040

Total current liabilities	534,017	416,735
Long-term restructuring liabilities	36,403	3,258
Long-term debt, less current portion	1,212	4,006
Shareholders’ equity	1,644,521	3,207,410

Total liabilities and shareholders’ equity	$2,216,153	$3,631,409